UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2005

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Caring Way, Jasper, Georgia 30143

(Address of Principal Executive Offices, including Zip Code)

(678) 454-2266

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2005, the Board of Directors of Crescent Banking Company (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors, approved annual cash bonuses for the named executive officers of the Company for the fiscal year ended December 31, 2005 and established salaries for the named executive officers of the Company for the fiscal year ended December 31, 2006.

In addition, the Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, established compensation for members of the Board of Directors of the Company, members of the Board of Directors of the Company’s subsidiary Crescent Bank & Trust Company (the “Bank”), and members of committees of the Board of Directors of the Company and the Bank, all for the fiscal year ended December 31, 2006.

The salaries and bonuses of the named executive officers were determined in accordance with the Company’s standing arrangement regarding base salary and short-term annual cash incentive compensation. The compensation of directors and committee members were determined in accordance with the Company’s standing arrangement regarding director compensation. The Company’s arrangements regarding named executive officer compensation and director compensation are set forth on Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Description of Named Executive Officer Compensation arrangements.

10.2	Description of Director Compensation arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: December 21, 2005